Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Issues Notice to Proceed and Commences Construction on First Two

Liquefaction Trains at Corpus Christi Liquefaction Project

Houston, Texas – May 13, 2015—Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) announced today that its Board of Directors has made a positive Final Investment Decision (“FID”) with respect to its liquefaction project near Corpus Christi, Texas (the “CCL Project”) and has issued a notice to proceed (“NTP”) to Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) to construct the first two natural gas liquefaction trains. The CCL Project is designed for up to three trains with expected aggregate nominal production capacity of approximately 13.5 million tonnes per annum (“mtpa”), three LNG storage tanks with capacity of approximately 10.1 Bcfe, two LNG carrier docks and a 22-mile, 48” natural gas supply pipeline. The first train is expected to start operations as early as 2018, with the second train expected to commence operations approximately six to nine months thereafter.

“We have initiated construction on our second LNG export facility, the Corpus Christi liquefaction project, located on the Coastal Bend of Texas along the Gulf of Mexico. Including our LNG export facility at Sabine Pass, we now have six trains under construction, with first LNG expected at Sabine Pass from Train 1 by year end,” said Charif Souki, Chairman and CEO of Cheniere. “For these major projects, getting to the point of commencing construction represents the culmination of years of dedicated hard work by all of our employees, Bechtel, other strategic partners, and legislative and government officials. We would like to thank all for their efforts and look forward to successful project execution in Corpus Christi.”

Total project costs of approximately $11.5 billion for the first two trains, two LNG storage tanks, one dock and the natural gas supply pipeline will be funded with approximately $3.1 billion of project equity and approximately $8.4 billion of debt. Corpus Christi Holdings, LLC (“Corpus Christi Holdings”), a wholly owned subsidiary of Cheniere, has closed on its previously announced credit facility (“CCL credit facility”) for the first two trains totaling approximately $8.4 billion. Subsequent to the close of the CCL credit facility, Cheniere CCH HoldCo II, LLC, a wholly owned subsidiary of Cheniere, has closed on $1.0 billion of the previously announced $1.5 billion aggregate principal amount of 11% Senior Secured Notes due 2025 (the “Convertible Notes”) with EIG Management Company, LLC. The Convertible Notes, together with the CCL credit facility and an equity contribution of approximately $500 million from Cheniere, complete the financing required to begin developing, constructing and placing into service the first two trains.

About Cheniere Energy, Inc.

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG-related businesses. Through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing a liquefaction project at the Sabine Pass LNG terminal adjacent to the existing regasification facilities for up to six trains, each of which is expected to have a nominal production capacity of approximately 4.5 mtpa. Construction has begun on trains 1 through 4 at the SPL Project. Cheniere is also developing liquefaction facilities near Corpus Christi, Texas. The CCL Project is designed for up to three trains, with expected aggregate nominal production capacity of approximately 13.5 mtpa of LNG, three LNG storage tanks with capacity of approximately 10.1 Bcfe and two LNG carrier docks. Cheniere believes that LNG exports from the CCL Project could commence as early as 2018. Construction has begun on the first two trains.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the construction and operation of the liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorization and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

CONTACTS:

Investors: Randy Bhatia: 713-375-5479

Media: Faith Parker: 713-375-5663